DIRECTIONS TO ADAM'S MARK BUFFALO NIAGARA

120 Church Street, Buffalo, New York 14202

NIAGARA FALLS
990
263
Youngmann 290 Mem. Hy.
Millersport Hy.
Niagara River
Thruway
Delaware Ave.
N
W
E
S
290
Queen Elizabeth Way
CANADA
190
5
NYS Thruway 90
GREATER BUFFALO INTERNATIONAL AIRPORT
198
Scajaquada
St.
Peace Bridge
384
Main
Exp.
Kensington
Exp.
33
St.
190
Genesee
33
BUFFALO
5
190
5
90
Thruway
PENNSYLVANIA
Niagara St.
Exit N-8
Elmwood Ave.
Delaware Ave.
Main St. Route 5
Expwy 33
NYS Thruway Church St. Exit N-7
Oak
Elm
Church St.
North
Division St.
South
Division St.
Exit N-6
NYS Thruway I-190

NOTE: Parking is available on the premises. **PLEASE BRING YOUR PARKING TICKET TO THE MEETING FOR VALIDATION.**

Coming from Greater Buffalo International Airport:

Leaving the terminal, continue straight ahead onto Route 33 West on ramp. Stay on 33 West all the way to the end where it will blend into Oak Street approximately 9 miles. Follow Oak Street one half mile and turn right onto North Division. (Greyhound Bus Station on the corner). Follow North Division one half mile to the entrance of the hotel.

Coming from Rochester, Syracuse and Albany areas:

Take Route 90 West to Exit 53 (the overhead sign will read: "Downtown Buffalo"). Once you pass through the South Ogden Street toll barrier at the base of the exit, take Route 190-North approximately four miles to Church Street Exit. This exit brings you to the entrance of the hotel.

Coming from Peace Bridge, Canada, and northern areas:

Once you pass through the Peace Bridge toll barrier; OR from the Robert Moses Parkway; take Route 190-South, to the Niagara Street Exit. At the base of the exit, turn right onto Niagara Street and proceed approximately one mile to the intersection of South Elmwood and Niagara Street (at City Hall), turn right. Take South Elmwood approximately 1/4 mile to the entrance of the hotel.

Coming from Erie and Cleveland areas:

Take Route 90 East to Exit 53 (the overhead sign will read: "Downtown Buffalo"). Once you pass through the South Ogden Street toll barrier at the base of the exit, take Route 190-North approximately four miles to Church Street Exit. This exit brings you to the entrance of the hotel.

 [FORM OF PROXY]
                                 VOTE BY TELEPHONE

                                 Have your proxy card  available when you call
                                 the Toll-Free number  1-800-250-9081  using a
                                 touch-tone  telephone.  You will be  prompted
                                 to enter your Control  Number.  Please follow
                                 the simple  prompts that will be presented to
                                 you to record your vote.

                                 VOTE BY INTERNET

                                 Have  your  proxy  card  available  when  you
                                 access the  website  http://www.votefast.com.
                                 You will be  prompted  to enter your  Control
                                 Number.  Please  follow  the  simple  prompts
                                 that will be  presented to you to record your
                                 vote.

                                 VOTE BY MAIL

                                 Please  mark,  sign and date your  proxy card
                                 and  return it in the  postage-paid  envelope
                                 provided or return it to: Corporate  Election
                                 Services,  P.O.  Box  3200,  Pittsburgh,   PA
                                 15230.

  Vote by Telephone          Vote by Internet               Vote by Mail
all Toll-Free using a     Access the Website and         Return your proxy
  Touch-Tone phone:          Cast your vote:            in the Postage-paid
   1-800-250-9081         http://www.votefast.com         envelope provided

                  Vote 24 hours a day, 7 days a week!
      Your telephone or internet vote must be received by 11:59 p.m. eastern daylight time on Monday, May 14, 2001 to be counted in the final tabulation.
   If you vote by telephone or internet, please do not send your proxy by mail.

                             YOUR CONTROL NUMBER IS: ________________

                        Proxy must be signed and dated below.
            Please fold and detach card at perforation before mailing.

NIAGARA MOHAWK HOLDINGS, INC.                                         PROXY

The Board of Directors recommends a vote FOR the nominees listed.
1. Election of Directors to Class I:
   Nominees: Salvatore H. Alfiero    Albert J. Budney, Jr.    Robert L. Culver
             Dr. Bonnie G. Hill      Clark A. Johnson

 ___FOR all nominees listed above           ___ WITHHOLD authority to vote for
    (except as marked to the contrary below)    all nominees listed above

___ FOR all except

To withhold authority to vote for any individual nominee, mark "FOR all except"
and write that nominee's name on the line below.

2. To transact such other business as may properly come before the meeting.
    ___Please check this box if you plan to attend the Annual Meeting.

                                         -------------------------------------
                                         Signature                        Date

                                         -------------------------------------
                                         Signature (Joint Owners)         Date
                                         Please sign exactly as shown hereon.
                                         When signing as a fiduciary or on
                                         behalf of a corporation, bank, trust
                                         company or other similar entity, your
                                         title or capacity should be shown.

                                  ADMISSION CARD
                            Niagara Mohawk Holdings, Inc.
                           Annual Meeting of Shareholders
                             May 15, 2001 - 10:30 a.m.

                    Please bring this card to the Annual Meeting
          It will expedite your admittance when presented upon arrival.

            ___ Company employee
            ___ Company retiree
            ___ Invited guest representing: __________________________
                                      (Company, organization, etc.)

      Adam's Mark Buffalo Niagara, 120 Church Street, Buffalo, New York 14202

                          PLEASE FOLD AND DETACH HERE

                          PLEASE FOLD AND DETACH HERE

                          NIAGARA MOHAWK HOLDINGS, INC.
               300 Erie Boulevard West, Syracuse, New York 13202

The undersigned  hereby appoints William F. Allyn, William E. Davis,
Dr. Patti McGill Peterson and Stephen B. Schwartz, and each or any of them, proxies of the undersigned, with full power of substitution,  to represent and to vote as designated on the reverse side and on any other business that may come before the meeting, all the shares of Common Stock of the Corporation held of record by the  undersigned on March 19, 2001 at the Annual Meeting of
Shareholders to be held on May 15, 2001 and at any adjournment(s) thereof.
Said proxies are instructed to vote as indicated by the undersigned,  and in such proxies' discretion on any other business that may come before the meeting.  If no instructions are given, said proxies will vote FOR the nominees listed.

If voting by mail, please date, sign exactly as your name appears on the form and mail the proxy  promptly.  When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign.

                Continued and To Be Voted and Signed on Reverse Side